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                                                                    EXHIBIT 10.1

                        ADMINISTRATIVE SERVICES AGREEMENT

    THIS ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement") is made and entered into as of the 30th day of September, 1999, by and between The Williams Companies, Inc., a Delaware corporation ("Williams"), those certain subsidiaries of Williams listed on the Signature Pages of this Agreement (collectively the "Williams Subsidiaries" and together with Williams, the "Williams Group"), Williams Communications Group, Inc., a Delaware corporation, ("Communications") and those certain subsidiaries of Communications listed on the Signature Pages of this Agreement (collectively the "Communications Subsidiaries").

                                   WITNESSETH:

    WHEREAS, Communications plans to sell shares of its Series A Common Stock to the public in an underwritten Initial Public Offering on the one hand and to SBC Communications, Inc., Intel Corporation and Telefonos de Mexico, S.A. de C.V. pursuant to Securities Purchase Agreements on the other, and

    WHEREAS, Williams will continue to hold all of the issued and outstanding Series B Common Stock of Communications after the closing of these sales of the Series A Common Stock, and

    WHEREAS, Communications desires to continue for the term of this Agreement to obtain certain Support Services from Williams and the Williams Subsidiaries to facilitate the operations of Communications and the Communications Subsidiaries (collectively the "Communications Group") upon the terms and subject to the conditions that are set forth in this Agreement;

    NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), and in consideration of the foregoing premises and the mutual promises and obligations contained herein, the Parties hereto agree as follows:

    1. Support Services. For so long as and to the extent that Williams or any of the Williams Subsidiaries (or any of their respective subsidiaries or affiliates) perform the Support Services for themselves or provide the Support Services (as hereinafter defined) to their respective subsidiaries or affiliates, Williams and Williams Subsidiaries will provide Support Services to the Communications Group in accordance with the terms and subject to the conditions set forth in this Agreement.

    The term "Support Services" as used in this Agreement means the services provided by each of the cost centers identified on Attachment A to the same extent provided to Williams and the Williams Subsidiaries and use of the applicable facilities and employees for other services performed by Williams or the Williams Subsidiaries for the Communications Group during the 12-month period ended on the date hereof.

    Any additional leases, licenses or purchases specifically required by Williams or the Williams Subsidiaries to provide Support Services to the Communications Group at any time during the term of this Agreement and not specifically covered under any other Agreement will be charged







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directly to the Communications Group on an actual cost basis. Communications
Group will be given written notification of these charges by Williams in the first invoice for service charges reflecting these costs.

    2. Reimbursement for Support Services. In consideration of the performance of the Support Services on the part of the Williams Group, Communications agrees to pay or reimburse Williams for Support Services rendered by the Williams Group on the Communications Group's behalf at the same rate Williams charges its Tulsa based operating companies, as such rates may be revised from time to time, which charges shall be consistent with past practices regarding the treatment of any overrecoveries or underrecoveries of cost, which rates and treatment shall be subject to good faith negotiations between Williams and Communications consistent with Williams' policies and practices, as applied to all Williams Subsidiaries (the "Services Charges"). For informational purposes only, Williams has set forth the current allocation or charge method and the related logic for Support Services on Attachment A. The intent of the parties with respect to payment for Support Services performed hereunder is that (i) the Service Charges will be remitted to Williams, (ii) other reasonable out-of-pocket expenses incurred by Williams or any Williams Subsidiaries, and reasonable expenses with respect to travel and charges by third parties incurred by Williams or Williams Subsidiaries on Communications Group's behalf will be reimbursed to Williams and
(iii) amounts expended by Williams or Williams Subsidiaries on Communications Group's behalf with respect to claims and litigation (including settlement costs and reasonable expenses associated therewith including attorneys' fees and expenses and court costs) pertaining to the Communications Group will be reimbursed to Williams.

    With respect to the Service Charges, Williams will submit invoices to Communications on at least a monthly basis in the amounts determined in accordance with this Section 2. Communications will pay or cause to be paid each invoice submitted to Communications pursuant to the foregoing sentence within fifteen (15) business days after the receipt by Communications of such invoice (except with respect to amounts in any such invoice that are manifestly in error). In the event that Communications questions the amount of any such bill, the manner of its computation, or the underlying data on which the bill was based, it will pay the related invoice in accordance with the preceding sentence (except with respect to amounts in any such invoice that are manifestly in error) and thereafter notify Williams of such questions and, for a period of 30 days thereafter, Williams will make or cause to be made available to Communications, its employees and designees, at a location in Williams headquarters designated by Williams during normal business hours, all documentation necessary for Communications to review the bill, the computation and the data. If, upon completion of the review, Williams and Communications are not in agreement upon the amount of the bill, the amount will be referred to a nationally recognized firm of certified public accountants selected by mutual agreement of Williams and Communications, which firm will make a final binding decision as to the correct amount of the bill. In the event that it is determined that the correct amount of the bill is less than the amount that was paid by Communications with regard thereto, the excess amount will be promptly refunded to





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Communications by Williams. Williams and Communications will equally share in the cost associated with retaining such firm of certified public accountants. Nothing herein will be deemed to prevent either party from proposing adjustments to prior Communication invoices that were inadvertently omitted from the prior invoices that were sent to Communications by Williams.

    If either Williams or Communications fails to pay as and when due and payable any amount hereunder (including, without limitation, the Service Charges), then either Williams or Communications, as the case may be, shall pay interest on such amount from the due date up to and including the date when such amount and all interest thereon are paid in full at the rate per annum equal to the prime rate of Citibank N.A., plus one percent (1%). For the purposes hereof, the "prime rate of Citibank N.A." shall mean the annual rate of interest announced from time to time by Citibank N.A. as a reference rate then in effect for determining annual interest rates of U.S. dollar commercial loans.

    3. Manner and Time of Performance. The Williams Group will perform or cause to be performed the Support Services hereunder with the same degree of care, skill and diligence with which they perform or would perform similar services for themselves and their respective subsidiaries and affiliates consistent with past practices (including, without limitation, with respect to the type, quantity, quality and timeliness of such services).

    4. Books and Records. The Williams Group will maintain books, records, documents and other written evidence, consistent with their normal accounting procedures and practices, sufficient to accurately, completely and properly reflect the performance of the Support Services hereunder and the amounts due in accordance with any provision of this Agreement (collectively, the "Services Evidence"). The members of the Communications Group and their respective representatives will be given access subject to reasonable notice at all times during normal business hours to the Services Evidence for any purpose deemed appropriate by Communications relating to the confirming, checking, reviewing, examining, auditing or verifying the accuracy of the invoices submitted to them.

    5. Independent Contractor. In performing the Support Services hereunder, each member of the Williams Group will operate as and have the status of an independent contractor, subject only to the general direction of the Communications Group regarding the Support Services to be rendered as opposed to the method of performance of the Support Services.

    6. Confidentiality. All non-public information provided by any member of the Communications Group or by any of their respective representatives pursuant to this Agreement will be confidential and not disclosed to any person except with the consent of Communications. All non-public information provided by any member of the Williams Group



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or by any of their respective representatives pursuant to this Agreement will be confidential and not disclosed to any person except with the consent of Williams.

    7. Term of Agreement. The terms of Section 1 of this Agreement will continue in force for an initial term of five (5) years after the date hereof (the "Initial Term"), and will automatically renew for one(1) additional one (1) year term thereafter (the "Renewal Term"); provided, however, that either Communications or Williams may terminate Section 1 hereof, in whole or with respect to any Support Service being provided at any time and from time to time, at the end of the Initial Term or during the Renewal Term by providing six (6) months advance written notice of such termination to the other party. Any such termination will be effective on the time and date stated therein.

    Either Communications or Williams may terminate this Agreement or any addendum to this Agreement for any material breach or default of the other party if such breach or default is not corrected within thirty (30) days of giving written notice of such breach or default to the defaulting party.

    Upon termination of Section 1, Communications agrees to reimburse Williams for all unpaid amounts due as provided for in Section 2 (with any usage fees which are fixed monthly fees being prorated to the date of termination thereof) incurred by the Williams Group up to such date of termination; provided that if Williams has received more than the portion of such unpaid amounts due as provided for under Section 2 as of the date of termination, Williams will reimburse Communications the portion of such unpaid amounts to which it is not entitled under Section 2. In the event that Communications fails to pay any amount that is required to be paid hereunder when due and such payment is not thereafter made within fifteen (15) business days after the date on which Williams has notified Communications in writing of such failure to pay, Williams may at its option and without further notice immediately terminate the Support Services after the expiration of such fifteen (15) business day period, without prejudice to any other remedies that Williams has at law or in equity.

    Upon termination of this Agreement, the Williams Group will, at the request of a member of the Communications Group, transfer to such member of the Communications Group historical data then in Williams' custody of the Communications Group relating to the Support Services provided hereunder.

    8. Assignment. Neither Williams, any Williams Subsidiary, Communications, nor any Communications Subsidiary, will assign, in whole or in part, any of the rights, obligations or benefits of this Agreement without the prior written consent of the other parties, except that Williams may assign its rights (but not Williams' obligations) hereunder to any of its affiliates or majority owned subsidiaries.

    9. Indemnification. Communications and each member of the Communications Group will, jointly and severally, and to the fullest extent permitted by applicable law, indemnify and hold harmless Williams, Williams Subsidiaries and their respective officers,




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directors, agents and employees (collectively, the "Williams Indemnitees") from and against all claims, demands, damages, losses, liabilities, costs or expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Costs") incurred or suffered by an Williams Indemnitee as a result of the Support Services; provided, however, that the foregoing terms of this sentence will not apply to the extent such Costs result from or arise out of the negligence or willful misconduct of the Williams Group or any member thereof. Williams will, to the fullest extent permitted by applicable law, indemnify and hold harmless the members of the Communications Group and their respective officers, directors, agents and employees (collectively, the "Communications Indemnitees") from and against all Costs incurred or suffered by any Communications Indemnitee as a result of the Support Services to the extent such Costs result from or arise out of the gross negligence or willful misconduct of the Williams Group or any member thereof. In no case will Costs be deemed to include Service Charges. This Section 9 will survive the termination of the other terms of this Agreement.

    10. Delegation. Subject to Section 3 above, Communications delegates to Williams final, binding, and exclusive authority, responsibility, and discretion to interpret and construe the provisions of employee welfare benefit plans in which Communications has elected to participate and which are administered by Williams under this Agreement (collectively, "Employee Welfare Plans").
Williams may further delegate such authority to plan administrators to:

    (i)provide administrative and other services;

    (ii) reach factually supported conclusions consistent with the terms of the Employee Welfare Plans;

    (iii) make a full and fair review of each claim denial and decision related to the provision of benefits provided or arranged for under the Employee Welfare Plans, pursuant to the requirements of ERISA, if within sixty days after receipt of the notice of denial, a claimant requests in writing a review for reconsideration of such decisions. The administrator shall notify the claimant in writing of its decision on review. Such notice shall satisfy all ERISA requirements relating thereto; and

    (iv) notify the claimant in writing of its decision on review.

    11. Williams Litigation. In the event that any litigation, proceeding, or investigation by or before any court or governmental agency or body is commenced or threatened against Williams or any member of the Williams Group after the effective date of this Agreement and which relates to Support Services rendered hereunder and arises out of or is based solely upon the past, present, or future business or operations of Communications or of any member of the Communications Group, then at Williams' option, Williams and Communications shall use their best reasonable efforts to have Communications or the relevant member of the Communications Group, as the case may be, substituted in the place of and for




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Williams or the relevant member of the Williams Group, as the case may be, and to have Williams or the relevant member of the Williams Group, as the case may be, removed as a party, as promptly as is practicable. Pending such substitution, and in the cases where such substitution cannot be effected, Communications, with the full cooperation of Williams and the Williams Group, shall promptly assume and direct the defense, prosecution, and/or settlement of the claims concerned, employing for such purpose counsel reasonably satisfactory to Williams, and shall pay all expenses related thereto. To the extent that any such expenses are paid by Williams or the relevant member of the Williams Group, as the case may be, Communications shall promptly reimburse Williams or the relevant member of the Williams Group, as the case may be, therefor.

    12. Communications Litigation. In the event that any litigation, proceeding, or investigation by or before any court or governmental agency or body is commenced or threatened against Communications or a member of the Communications Group after the effective date of this Agreement and which relates to Support Services rendered hereunder and arises out of or is based solely upon the past, present, or future business or operations of Williams or any member of the Williams Group but not of Communications or a member of the Communications Group, then at Communications' option, Communications and Williams shall use their best reasonable efforts to have Williams or the relevant member of the Williams Group, as the case may be, substituted in the place of and for Communications or the relevant member of the Communications Group, as the case may be, and to have Communications or the relevant member of the Communications Group, as the case may be, removed as a party, as promptly as is practicable. Pending such substitution and in cases where such substitution cannot be effected, Williams shall, with the full cooperation of Communications and Communications Group, promptly assume and direct the defense, prosecution, and/or settlement of the claims concerned, employing for such purpose counsel reasonable satisfactory to Communications, and shall pay all expenses related thereto. To the extent that any such expenses are paid by Communications or the relevant member of the Communications Group, Williams shall promptly reimburse Communications or the relevant member of the Communications Group, as the case may be, therefor.

    13. Compliance with Laws. Williams and Communications agree to comply and each of Williams and Communications agrees to cause compliance by the Williams Group and the Communications Group, respectively, providing or receiving, as the case may be, Support Services hereunder, with all applicable federal, state, and local laws and regulations in the performance of this Agreement.

    14. Governing Law. This Agreement will be construed in accordance with, and all disputes hereunder will be governed by, the laws of the State of Oklahoma, without giving regard to its conflicts of laws principles.





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    15. Notices. Any notice, request, instruction, correspondence, document or other communication to be given hereunder by any party to another (herein collectively called a "Notice") will be in writing and delivered personally or mailed by certified mail, postage prepared and return receipt requested, or by facsimile, as follows:

    IF TO WILLIAMS OR ANY WILLIAMS SUBSIDIARY:

    THE WILLIAMS COMPANIES, INC.
    (OR IF TO A WILLIAMS ONE WILLIAMS CENTER SUBSIDIARY,
    TO IT IN CARE OF
    TULSA, OKLAHOMA 74172 OF WILLIAMS)
    ATTENTION:  GENERAL COUNSEL
    FACSIMILE NO. 918/573-5942 WITH A COPY TO CORPORATE CONTROLLER

    IF TO COMMUNICATIONS:

    WILLIAMS COMMUNICATIONS GROUP, INC.
    ONE WILLIAMS CENTER
    TULSA, OKLAHOMA 74172
    ATTENTION:  GENERAL COUNSEL

    Notice given by personal delivery will be effective upon actual receipt. Notice given by mail will be effective upon forty-eight (48) hours after it is placed in a mailbox for mailing. Notice given by facsimile will be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours; provided that Notices by facsimile are confirmed promptly after transmission by delivery to the recipient of a copy thereof in writing by certified mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address. For purposes of this Agreement, the term "business day" means any day other than a Saturday, Sunday or a day on which national banks in the State of Oklahoma are permitted or required by law to close.

    16. Mutual Cooperation. Williams and Communications will provide each other with such assistance as may reasonably be required by any of them in connection with the performance of all obligations under this Agreement.

    17. Waiver. No waiver by any party of any term or breach of this Agreement will be effective unless in writing and signed by the person against whom such waiver is asserted, and a waiver of any one term or breach may not be construed as a waiver of any other term or breach hereof or of the same or a similar term or breach on any other occasion; provided, however, Williams may effect waivers or amendments for any member of the Williams Group or Williams Indemnitee, and Communications may effect waivers or amendments for any member of the Communications Group.


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    18. Dispute Resolutions. The parties agree to attempt to resolve any disagreement they may have under this Agreement through a mutually acceptable form of alternative dispute resolution prior to initiating litigation in respect of such dispute.

    19. Construction. Except where otherwise expressly provided, all references to Sections, paragraphs and Schedules in this Agreement will be deemed to be references to such Sections and paragraphs of this Agreement or Attachment A attached to this Agreement, respectively. The terms "hereof," "herein," "hereunder" and other terms of similar import will be deemed to refer to this Agreement in its entirety, and not to any Section or paragraph.

    20. Force Majeure. For purposes of this Section, "force majeure" means an event beyond the control of either party, which by its nature could not have been foreseen by such party, or if it could have been foreseen, was unavoidable, and includes without limitation, acts of God, storms, floods, riots, fires, sabotage, civil commotion or civil unrest, interference by civil or military authorities, acts of war (declared or undeclared) and failure of energy sources.

    Neither party shall be under any liability for failure to fulfill any obligation under this Agreement, so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered, or delayed as a consequence of circumstances of force majeure, provided always that such party shall have exercised all due diligence to minimize to the greatest extent possible the effect of force majeure on its obligations hereunder.

    Promptly on becoming aware of force majeure causing a delay in performance or preventing performance of any obligations imposed by this Agreement (and termination of such delay), the party affected shall give written notice to the other party giving details of the same, including particulars of the actual and, if applicable, estimated continuing effects of such force majeure on the obligations of the party whose performance is prevented or delayed. If such notice shall have been duly given, and actual delay resulting from such force majeure shall be deemed not to be a breach of this Agreement, and the period for performance of the obligation to which it relates shall be extended accordingly, provided that if force majeure results in the performance of a party being delayed by more than 60 days, the other party shall have the right to terminate this Agreement with respect to any Support Service effected by such delay forthwith by written notice.

    21. Amendment. No modification or amendment of this Agreement will be binding upon any party unless in writing and signed by the party against which the modification or amendment is asserted.

    22. Entire Agreement. This Agreement and Attachment A (which is hereby incorporated herein), constitute the entire understanding of the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and preliminary agreements, if any.





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    23. Severability. Any Section or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed herefrom and shall be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof, which provisions shall (a) be severed from any illegal, invalid or unenforceable Section or any other provision of this Agreement, and (b) otherwise remain in full force and effect; provided, however, that the parties shall use their best efforts to achieve the purpose of the invalid or unenforceable provision or part thereof by a new valid and enforceable stipulation.



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    IN WITNESS WHEREOF, the parties hereto have executed this Administrative
Services Agreement on and as of the date and year first-above written.

    [STAMP]

    WILLIAMS:

    THE WILLIAMS COMPANIES, INC.


    BY: /s/ JACK D. MCCARTHY
       --------------------------------------

    NAME:  Jack D. McCarthy
         ------------------------------------

    TITLE: Sr. V.P. - Finance & CFO
          -----------------------------------


    WILLIAMS SUBSIDIARIES:

    See attached subsidiary list
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    COMMUNICATIONS:

    WILLIAMS COMMUNICATIONS GROUP, INC.

    BY: /s/ G.L. BEST
       --------------------------------------

    NAME: G.L. Best
         ------------------------------------

    TITLE: VIce President
          -----------------------------------


    COMMUNICATION SUBSIDIARIES:

    See attached subsidiary list
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